Exhibit 10.3

Wei Qi Yun Public Notary Office of Taichung District Court, Taiwan

Address: No. 112, Section 1, Ziyou Rd., West District, Taichung

Tel: 04-222127361 (Opposite Taichung District Court)

ORIGINAL NOTARIAL CERTIFICATE	Year 109 Middle Court No. 0455

1.	Requestor (full name, whether a legal person or other entity, alternate names and legal representative’s full name, gender, date of birth, identity certificate and number, home address or office address)

Lessor: Jiang Feng Yuan / Male / 54.05.09 / B120317115	No. 12, Shude Lane 1, South District, Taichung City

Tenant: YMA Corporation / 54902777	7/F-1, No. 633 Sec. 2, Taiwan Blvd., Taichung City, Xitun District

Legal representative: Chiang Jing Bin / Male / 56.06.08 / D120602620	Unit 6, Lane 9 No. 1, Weiguo Street 114, East District, Tainan City

2.	Agent (full name, gender, date of birth, place of birth, identity certificate and number, home address or office address)

Renting agent: Chen Shu Jhen / Female / 72.12.06 / P222884916	Unit 3, 8th Floor, No. 220 Wuquan Road, North District, Taichung City

3.	Third parties, interpreters or witnesses permitted before law or agreed by the parties (full name, gender, date of birth, place of birth, identity certificate and number, home address or office address)

[ Blank ]

4.	Subject of Public or Private Notary: House Lease Contract

To release the landlord’s house for lease, and sign a house lease contract with the lessee, with intention to bind. Both parties have agreed to the terms and are willing to implement them. To obtain legal protection for a period of time to avoid litigation by requesting for notarization.

5.	Notary Public Witness Incidents:

(1)	Statement by the Requestor on the notarized content: the Requestor (including the Agent) indicates that both parties have promised to enter into a lease contract, requesting notarization, and an agreement to enforce the contract.
(2)	The situation as seen by the notary and the methods and results of other actual incidents: the identity certificate and related documents submitted by the Requestor are verified to be consistent with the content agreed in the contract, and the Requestor applies all meanings of such contents into the attached contract. There is no obvious violation of the law.
(3)	The situation of the notary’s right to make an announcement and what the petitioner did: the notary asks the parties about the true meaning of the contract and informs the legal effect of the contract. The requester expressed understanding.

6.	The purpose of the notarization and its basis in Law:

The notary public will make a notarized certificate and, if attached, the lease contract of the house based on the matters stated by the parties, and sign or seal it upon recognition. Notarization shall be made in accordance with the relevant provisions of Article 2 Section 1 and Article 13 Section 1 paragraph 1 and 10 of the Notarization Law, and other relevant regulations.

7.	Binding obligations to involve enforcement in event of relocation:

If the lessee does not return the leased subject at the end of the lease term, or in event of non-payment of rent in accordance with the contract, or failure to perform liquidated damages in breach of contract, the lessee shall be subject to enforcement. If the lessor fails to return the security deposit after the lessee has repaid the house in accordance with the second paragraph of Article 7 of this agreement, the lessor shall be subject to enforcement.

8.	This notarized certificate was made at the office of Wei Qi Yun, a private notary affiliated to the Taichung District Court in Taiwan Bay on Republic of China Republic Era 21st of April, 109.

The above certificate has been acknowledged, signed and sealed by the following persons present:

Requestor	(signature and stamp)

Lessor:	Jiang Feng Yuan

Renting agent:	Chen Shu Jhen

Public Notary Officer of Taichung District Court, Taiwan: Wei Qi Yun

The public notary was signed on the 2nd of April, 109 in Public Notary Office of Taichung District Court, Taiwan in witness of Wei Qi Yuan, of which the original was received by: Jiang Feng Yuan, Chen Shu Jhen

Public Notary Officer of Taichung District Court, Taiwan: Wei Qi Yun

House Lease Contract

House Tenancy Contractors: Lessor:	Jiang Feng Yuan (hereinafter referred to as “Party A”)
Tenant:	YMA Corporation (hereinafter referred to as “Party B”)
Legal Rep.:	Chiang Jing Bin

In regards to house lease matters, the two parties have agreed to enter into this Contract with the following provisions:

Article 1: Leased Property

No. 18, 1 Shude Lane, South District, Taichung City; Scope of use: all.

Article 2: Lease Term

From Republic Era 16 June 109 to Republic Era 15 June 112, with a lease term of three years.

The renovation period is between Republic Era 1 May 109 to Republic Era 15 June 109, and Party A agrees to give preferential treatment without involving calculation of rent.

Article 3: Rent and Security Deposit

1.	Rent Payment

Monthly rent is New Taiwan Dollars (“NT$”) Twenty-Four Thousand, Three Hundred and Thirty-Six Yuan (excluding 20,434 rental income tax)

3,902 Yuan for second-generation health insurance (the current premium rate is 1.91%, adjustments subject to changes in the future), the actual payment amount is 180,000 Yuan, and all outstanding payments will be delivered to Party A at the end of the year.

2.	Rent Payment Method

Party B shall issue twelve rent cheques to Party A in the first month of each lease year. The cheques shall be available on the 16th of every month.

3.	The security deposit is NT$360,000 yuan, and Party B shall pay it upon signing this contract. When Party B completes the return of the house in accordance to Article 7 paragraph 2 of this Contract, after deducting the expenses that must be paid by Party B for use or the compensation caused by Party B’s damage, Party A shall return the security deposit to Party B without interest.

4.	The security deposit in the preceding paragraph shall not be deducted from the rent.

Article 4: Restrictions on the Use of the Leased Property

1.	The Leased Property shall be for business, laboratory and factory use.

2.	Without the consent of Party A, Party B shall not sublet, lend, give away, or provide others to use the leased object in other ways not agreed upon by Party A.

3.	The Leased Property shall not be used for illegal use or storage of dangerous goods, which will affect public safety.

4.	Should the Leased Property require tower repair, reinforcements, renovations, and modifications necessary for the business, Party B shall be responsible for them and bear the costs of these modifications. Should the Leased Property require relocation of equipment, additional equipment (hydropower, fire-fighting equipment), and if necessary to modify the structure, Party B shall obtain the consent of Party A to install it on its own, but shall not damage the original building and bear the cost of refitting the facilities. When Party B returns the house, where additional installations have been done by Party B, and where Party A believes that the house should be restored to its original state, Party B shall be responsible for restoring the original state by itself and shall not require Party A to compensate for any expenses.

Article 5: Liabilities for Danger

1.	Party B should use the house with kind management and care. Except in the case of natural disasters and inevitable circumstances etc., if Party B’s intention or negligence damages the house, or causes damages to the house due to reasons attributable to Party B, Party B shall be responsible for damages and public safety.

2.	During the lease term, Party B shall have Part A secure full fire insurance for the leased house. The insurance premium shall be paid by Party B. A copy of the insurance policy shall be presented to Party A within one month from the date of signing this Contract. Party B shall fully cooperate with the insurance company in handling all matters concerning the identification and settlement of claims.

Article 6: Penalties

If Party B does not return the Leased Property upon the expiration of the lease term or in breach of contract after Party A’s reminder, then the rent will still be calculated on a daily basis. On every day after the deadline, Party A shall be paid a penalty of five times the daily rent. In addition, Party B violates the provisions of Article 4 paragraph 2, Party A may terminate the lease and request Party B to pay the penalty of NT$36,000.

Article 7: Other Agreed Terms

1.	Party A shall bear the housing tax and land value tax of the Leased Property. Party A shall bear the water and electricity charges, telephone charges and taxes and fees that must be paid in business. The cost of regular inspection and maintenance and fire safety inspection shall be borne by Party B and is responsible for the interim report.

2.	Upon expiration of the lease term or termination of the lease, Party B must register for continuous transfer and return the Leased Property in regards to company registration, profit-making registration, and factory registration, and shall not require Party A to pay for any related expenses.

3.	The Leased Property is handed over to Party B in its current state. During the lease period, if the house is damaged due to natural damage or natural disasters, Party A shall be responsible for the repair. The use of consumables that need to be replaced, and the related repair costs shall be taken care of by Party B. Party B shall not require Party A to compensate for the expenses when returning the Leased Property.

4.	The air-conditioning equipment handed over for the subject of this lease shall be used by Party B, and Party B shall be responsible for maintenance, and shall also be handed over when the lease expires or the lease is terminated.

5.	When the lease expires and the lease is not renewed or when the lease is terminated, if Party B still leaves furniture, machinery or other items not scattered, it shall be deemed to have given up for disposal to Party A, and the disposal costs shall be borne by Party B. Party A shall not be required to make compensation for valuables or any other reason.

6.	The lease term of this contract is over one year. When Party B intends to terminate the lease, they shall inform Party A six months in advance, and Party A will refund the outstanding rent without interest. There is no interest when Party B completes the return of the house in accordance to Article 7 Paragraph 2.

7.	When the lease term of this contract expires and Party A does not lease or Party B does not renew the lease, it shall inform the other party in a letter six months before the expiration of the lease, and Party B has the priority to lease again.

8.	Regarding the Leased Property, Party A currently does not provide Party B for factory registration. If Party B requires it and Party A can provide for factory registration in the future, Party B agrees to increase the monthly rent by 8,000 Yuan.

9.	When Party B owes rent for more than two months, or breaches the restrictions on the use of the leased property in Article 4, Party A may terminate the lease and take back the Leased Property.

10.	Both parties of this lease Contract agree to handle notarization, and both parties shall bear one-half of the cost of notarization.

11.	All notices for fulfilling this contract should be based on the addresses and telephone numbers recorded in the Contract. If the delivery fails after being notified to other parties, the first date of delivery shall be regarded as the notification date.

Article 8: Matters subject to enforcement

If the lessee fails to return the Leased Property at the end of the lease term, or fails to pay rent in accordance with the Contract, or fails to perform the liquidated damages when the lease expires, the lessee shall be subject to enforcement. If the lessor does not return the security deposit after the lessee has agreed to return the house in accordance with Article 7 Paragraph 2 of this Agreement, the lessor shall also be subject to enforcement.

Article 9:	The clauses listed in this agreement are signed after both parties have read in detail and agreed to implement them, and they will take effect after both parties sign. Both parties agreed to use Taichung District Court as the Court of First Instance.

Article 10:	There are five copies of this Contract, and each party, the notary, the referee and the court shall hold one copy as proof.

Supplementary Documents:             1. Single copy of the housing tax department

2. Copy of the identity certificate of the representative of Party A

3. Copy of the official company registration of Party B.

4. Copy of the identity certificate of the representative of Party B

5. Certified description of the Leased Property

* The Supplementary Documents have been delivered by both parties.

Party A (Lessor):	Jiang Feng Yuan
Identity No. :	B120317115
Address :	No. 165, Alley 418, 506 Xinan Road Section 1, Wuri District, Taichung City
Telephone No. :	(04) 2335-4606

Party B (Lessee):	YMA Corporation
Legal Representative:	Chiang Jing Bin
Agent:	Chen Shu Jhen
Registration No.:	54902777
Address :	7/F-1, No. 633 Sec. 2, Taiwan Blvd., Taichung City, Xitun District
Telephone No. :	(04) 2322-5950

Republic of China Republic Era 21st April 109

Republic of China ID Card To be used for House Rental Purposes Name: Jiang Feng Yuan	[picture]
Date of Birth: Ming Guo 9th May, Year 59	Sex: Male
Expiry Date: Ming Guo 25th December, Year 95, Tai Chung Central	ID No. B120317115

Father: Jiang Sheng Hong Mother: Jiang Qiu Yu Mei
Spouse: Lai Mei Miao To be used for House Rental Purposes
Place of Birth: Taiwan Province Taichung District
Address: No. 12, Shude Lane 1, South District, Taichung City
[bar code] 1715418505

Taichung City Government Letter

Address: No. 99, Sec. 3 Taiwan Avenue, Xitun District, Taichung City

Person in Charge: Qiu Yu Qin

Fax: 04-22297657

Telephone number: 22289111 Line: 31361

22/F, No. 88 Sec. 1 Wei Chung Road, Xitun District, Taichung City 407

Recipient: YMA Corporation Agent: Hang Yu Ye Accountants

Publication Date: Republic Era 6 January, 109

Publication Number: Government granted business Number 10907001190

Category: Normal

Confidential level and decrypting condition or terms of confidentiality:

Attachment: See below

Subject: The Company on 2 January, 109 applied for the registration of foreign names, the sole legal person shareholder reassigns directors and supervisors, and amends the registration of changes to the articles of association. After verification and compliance with regulations, the registration is approved.

Description:

1.	Enclosed are one receipt of prescribed fee and one form of change of registration. Any case application submit to the government thereafter shall mark the company uniform number 54902977 and file number (10014306) on the application form.

2.	Name of counterparty: YMA Corporation (Name of representative: Chiang Jing Bin; ID number: D12060****); Address of the Company: 7/F-1, Sec. 2 Taiwan Blvd., Xitun District, Taichung City) .

3.	Pursuant to the stipulation under the [Autonomous Regulations on the mandatory insurance of public place of business on public accident liability and risk in Taichung City], if the business premises of the company or branch with its address in this market fall under the provisions of Article 3 of the said Autonomous Regulations, which shall be covered by public accident liability insurance, they shall be insured in accordance with the said Autonomous Regulations. If they do not comply with the said Autonomous Regulations, they shall be sanctioned in accordance with Article 9 of the said Autonomous Regulations.

4.	If you are dissatisfied with this sanction, you shall submit a petition within 30 days from the day after receiving the sanction and send it to Chan of this department to be forwarded to the Ministry of Economic Affairs to file a petition.

According to the provisions under Article 22-1 of the Companies Law, except for foreign companies, companies with public issued shares and state-owned enterprises, the Company shall review this change, and if there are changes on the information of directors, supervisors, managers, and shareholders who hold more than 10% of the total issued shares or total capital, the Company shall report such changes on the “Company Responsible Person and Major Shareholder Reporting Platform” (website: https://ctp.tdcc.com.tw) within 15 days of such changes. If such changes are not reported or the information reported are false, and such changes are not updated even after notification within a given period, the Company may be subject to penalty of NTD 50,000 ~ 5,000,000, the greatest penalty would be abolishing the company registration. Method of application and related regulations can be referred to on the application platform.

In respect of the part of universal health insurance, please submit the relevant forms to the Central District Business Team of the Central Health Insurance Division of the Ministry of Health and Welfare to handle the change of the person in charge of the insurance unit. For relevant regulations, please refer to the global information website (http://www.nhi.gov.tw) of the department.

“Taichung City Youth Entrepreneurship and Small and Medium0sized Enterprise Loans” provide financial assistance up to $3,000,000. For related matters, please contact the Youth Entrepreneurship Dreamer Project Office by phone (number: 04-25675713) or by website: (http://www.taichung-sbir.org.tw).

For those who need to operate import and export business, please pay attention to the relevant provisions of the English name pre-check and the registration of export and import manufacturers. (regulations on related matters please contact Ministry of Economy International Trading Department by phone (number: 07-2711171 ext. 218)

Original: YMA Corporation

Copy:

Mayor Lu Xiu Yan

	(Company seal)		(Company seal)
Tick when there is change	[stamp]	Tick when there is change	[stamp]

Please use oily ink pad for the seal, and do not exceed the frame

Shareholding Limited Company Change of Registration Form

Change inspection code:

Company uniform code: 54902977

Company contact number:

Foreign investment business: [v] Yes [  ] No Issued in Public [  ] Yes [v] No

Mainland financed: [  ] Yes [v] No

No. of shareholder of closed shareholding limited company

Multiple voting rights special shares: [  ] Yes [v] No

Special unit with veto power for special matters: [  ] Yes [v] No

Restrictions or prohibition on special shareholder being elected as director or supervisor: [  ] Yes [v] No or the right to be elected of certain quota

Originally named as _______________________ Corporation

	1.Company Name (After Change)	Chinese	YMA CORPORATION (in Chinese)
v		Foreign Language (as set out in the articles of association)	YMA CORPORATION
		2. (postal code) Address of the Company (including county city and village)	(407) 7/F-1, No. 633, Sec. 2 Taiwan Blvd., Xitun District, Taichung City
		3. Responsible person of the company	Chiang Jing Bin	4. Price per share (Arabic numbers)	$10
		5. Total amount of capital (in Arabic numbers)	$200,000,000
		6. Paid-up Capital (in Arabic numbers)	$30,000,000
		7. Total number of shares	20,000,000	8. Total number of issued shares	1. Ordinary shares 3,000,000
					2. Special shares
v		9. Number of directors and their terms	3 persons from 18 December 108 to 17 December 111 (including 0 independent director)
v		10 [v] Number of supervisors and their terms or [ ] audit committee	1 person from 18 December 108 to 17 December 111
			The Company has audit committee composed of all independent directors in replace of supervisors
v		11. Date of amendments on company’s articles of association	18 December 108

Date of Change of Registration: 6 January 109 No. 10907001190 Document Number:

Row for sealing of public record

[Seal]

1. There are two counterparts for the application form, one copy kept by the inspection unit and one copy return to the company for record.

2. In order to be edited electronically, please type or print in black and white and fill in clearly. For the number parts, please use Arabic numbers and don’t fold, label or correct.

3. If there is any change on the registration date number or filing number, applicant please do not fill in.

4. If there is any false record on the company capital in violation of the Companies Law, the responsible person of the company can be subject to fixed-term imprisonment for 5 years at most.

5. In order to cooperate with the postal matters, please add postal code to the address.

6. In the tenth row, in accordance with the content of the company’s articles, please mark on “the number of supervisor and their terms” and fill in the number and terms; or in mark on the “audit committee” and no need to fill in the number and term part.

7. Closed shareholding limited company shall fill in number of shareholders, person paying with techniques or labor shall fill in the corresponding shareholdings and paid amount as stipulated in the article of association (payment by labour only apply to closed shareholding limited company)

YMA Corporation Change Registration Form

Note: If the rows/columns are not enough, please copy or if there are unused rows/columns, please delete. If this page is not enough to use, please copy the full page and edit the rows/columns.

mark v when there is change	12. Description on the increase in share capital (If the shares are the merger of 9, 10, 11, 12, please also fill in the 14th row)	Increase in Captial	1. Cash share, $
2. Assets share, $.
3. Techniques share, $...
4. Share swap share, $
5. Conversion of subscription rights certificate shares, $
		Equity Account Adjustment	6. Capital reserve shares, $.....
7. Statutory surplus reserve……shares, $
8. dividend and bonus shares, $......
		Merger and Acquisition	9. merger shares, $....
10. Split transfer shares, $.....
11. Conversion of shares shares, $
12. Acquisition shares, $
		Others	13. Debt payment shares, $
14. Company convertible bonds shares $
15. Labor shares, $

	13. Description of this decrease in share capital	1. Breakeven shares; $	2. Return of shares share; $
		3. Cancellation of Treasury shares shares; $	4. Merger share cancellation share; $
		5. Divide and reduce capital shares; $	6. Repossession of special shares

14. Description on the information of company being merged or acquired
	Type of merger and acquisition	Date of merger and acquisition	Company under merger or acquisition
Company name and uniform code

Row for sealing of public record

[Seal]

YMA Corporation

Note: If the rows/columns are not enough, please copy or if there are unused rows/columns, please delete. If this page is not enough to use, please copy the full page and edit the rows/columns.

Business Conducted
No.	Code	Description of business item
1	CD01050	Manufacturing of bicycles and its parts
2	CH01010	Manufacturing of Sports Equipment
3	F106020	Daily necessities wholesale
4	F107990	Other chemical products wholesale
5	F114040	Bicycle and its parts wholesale
6	F401010	International trading
7	F601010	Business of intellectual property rights
8	I50`0`0	Business of product design
9	ZZ99999	In addition to the approved business, business not under prohibition or restriction pursuant to business regulations

List of directors, supervisors or other responsible persons
Code	Title	Name (or name of legal entity)	ID number (or uniform code of legal entity)	shareholding (no. of share)
(postal code) Residential address (or address of legal entity)
1	Chairman	Chiang Jing Bin	D120602620	3,000,000 shares
(701) No. 1-6, Sec. 9, 114 Wei Guo Road, Eastern District, Tainan City
2	Director	Chiang Yu-Ning	D220602686	3,000,000 shares
(236) 5/F No. 1, Sec. 72, Qing Shui Road, Tu Cheng District, New Taipei City
3	Director	Chiang Li Gin	D120602639	3,000,000 shares
(236) 5/F No. 1, Sec. 72, Qing Shui Road, Tu Cheng District, New Taipei City
4	Supervisor	Huang Shen Huei	N103318298	3,000,000 shares
(302) 8/F, 279 Wenxing Road, Zhubei City, Hsinchu County

Row for sealing of public record

[Seal]

YMA Corporation

Note: If the rows/columns are not enough, please copy or if there are unused rows/columns, please delete. If this page is not enough to use, please copy the full page and edit the rows/columns.

Represented Legal Entity
Code	Directors and Supervisor Code	Name of represented legal entity	uniform code of legal entity
(postal code) Address of legal entity
`1	1 ~ 4	GOAL BEYOND LIMITED
( ) Offshore Chambers, P.O. Box 217, Apia, Samoa

Row for sealing of public record

[Seal]

Description of the Leased Property

Land Unit:	No. 1409-6, Shuzijiao Lane, South District, Taichung City
House No.:	No. 18, Shude Lane 1, South District, Taichung City
Factory Lights:	None	Building Width	13.14 Meters	Land sq area	210.54 Sq ft
Nature of Use:	Industrial	Building Depth	32 Meters	Building sq area	277.23 Sq ft
Seating Direction	Northwest towards Southeast	Base Floor Height
Land Width		Important Structures	RC
Land Depth		Existing Dynamics
Pavement Width	6 Meters
Current Status	Moving in Progress
Remarks	The Property is 190 square feet
[picture]
Lessor				Lessee
[stamp]		[stamp] [stamp]		[stamp] [stamp]

Wei Qi Yuan Office Notary of the Taichung District Court of Taiwan
PAYMENT RECEIPT				001168		first receipt
21st April, Year 109			Registration No.: 38906700
Payer: YMA Corporation		Case No.: Year 109, Court Notary Qi No.: 0045
Type of Fee Please write “√”	√ Notary fee	口 Service fee	口Travel fee	口 consultation fee	口 Other
Amount	NTD 4500 Yuan only
Type of Case	√ Notary	口 Certificate		Location: Taichung District Court Name: Private Notary Offices Wei Qi Yuan No. 112, 1 Ziyou Rd, West District, Taichung City Tel.: 2221 2736 Fax.: 2221 2737
Person in Charge	[stamp]	Agent	[stamp]